Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated July 19, 2022, with respect to the audited combined consolidated financial statements of GVB Biopharma which appear in the Current Report on Form 8-K/A of 22nd Century Group, Inc. filed om July 20, 2022. We also consent to the reference to our firm under the captions "Experts".

/s/ Armanino LLP
Woodland Hills, California
September 2, 2022